                       Extension Agreement and Supplement


         This Extension Agreement and Supplement, dated as of March 31, 2000 (this "Extension"), is made by and between Corporate Realty Income Fund I, L.P., a Delaware limited partnership, as landlord (together with its successors and assigns, "Landlord"), and GTE Directories Corporation, a Delaware corporation, as tenant (together with its successors and permitted assigns, "Tenant"). Reference is hereby made to Lease, dated as of April 20, 1994, as amended by Amendment No. 1 to Lease, dated as of July 29, 1994, as further amended by Amendment No. 2 to Lease, dated as of February 22, 1995 and as further amended and supplemented by letter dated July 31, 1996 (collectively, the "Original Lease" and, together with this Extension, the "Lease"), with respect to the leasing by Tenant from Landlord of certain Premises, more fully described below. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Original Lease.

                              PRELIMINARY STATEMENT

         Landlord is the owner of a building located at 5601 Executive Drive, Irving, Texas, the Directories Building (the "Development"), of which 100% of rentable space thereof consisting of 152,121 rentable square feet (the "Premises") has been leased by Landlord to Tenant pursuant to the Lease. In accordance with the Lease, the Primary Term expires on September 30, 2000 (the "Expiration Date"). Subject to the terms and conditions contained herein, Tenant and Landlord each desire to extend the term of the Lease with respect to the Premises.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Extension of the Term of the Lease. Upon the satisfaction of the conditions set forth in Section 2 below as of the date of execution and delivery hereof and as of the Expiration Date (unless waived by Landlord), the Term of the Lease shall be extended 36 months from the Expiration Date to and including September 30, 2003. Each party shall continue to be fully obligated to pay and perform under the Lease as if the original expiration date thereunder was September 30, 2003, on the same terms and conditions as provided in the Lease subject to the modifications thereof set forth in Section 3 below. Such extension shall constitute a Renewal Term, as such term has been modified by
Section 3 below. In accordance with such Section 5 of the Original Lease, this Extension shall constitute a supplement to the Original Lease, incorporating the terms of Section 3 of this Extension into the Original Lease.

         2. Extension Conditions. The extension of the term of the Lease to September 30, 2003, by Landlord and the effectiveness of the other modifications contemplated hereby is subject to the satisfactory performance by Tenant of the following conditions:

              (1) the representations set forth in Section 4(a) hereof are true, correct and complete; and

              (2) no default or Event of Default by Tenant shall have occurred under the Lease and be continuing.

         3. Modifications to the Original Lease. Landlord and Tenant hereby agree that notwithstanding the terms of the Original Lease and, where applicable, in substitution for such terms, the following provisions of the Original lease are hereby modified:

              (1) Each of Section 1 and Section 25 of the Original Lease is hereby amended by deleting the address of the Landlord set forth therein and inserting in its place the following: 475 Fifth Avenue, 21st Floor, New York, New York 10017, Attention: Robert F. Gossett, Jr.;

              (2) Section 5c. of the Original Lease is hereby amended by (x) deleting the first two sentences thereof and inserting in their place the following:

                   "(i) This Lease shall have an initial Renewal Term (the
              "Initial Renewal Term") commencing on October 1, 2000 and continuing to and including September 30, 2003.

                   "(ii) With regard to any Renewal Term other than the Initial
              Renewal Term, Landlord and Tenant may negotiate in good faith two
              (2) subsequent sixty (60) month renewal terms of the Lease on terms and conditions mutually agreeable to such parties and otherwise in accordance with this Section 5c."; and

(y) deleting the final two sentences thereof and inserting in their place the following:

              "The foregoing clause (ii) relates solely to each Renewal Term other than the Initial Renewal Term.

                   (iii) The Initial Renewal Term, together with each of the two
              (2) additional sixty (60) month renewal terms described above, if any, are each called a "Renewal Term" and, together with the Initial Term and the Primary Term, are collectively called the "Term". The Initial Renewal Term shall commence on October 1, 2000 and each successive Renewal Term, if any, shall commence on the day after the end of the preceding Renewal Term.";

              (3) Section 7a.(iii) of the Original Lease is hereby amended by deleting the first sentence thereof and inserting the following in its place:
"In the event that a Renewal Term (other than the Initial Renewal Term which is addressed in the following sentence) has been entered into in accordance with this Lease after the Initial Renewal Term, Tenant shall pay the monthly sum equal to Fair Market Rental Value in advance on or before the first day of each and every calendar month during each such Renewal Term hereof. With regard to the Initial Renewal Term, Tenant shall pay rent monthly in advance on or before the first day each and every calendar month thereof, commencing on October 1, 2000, in an amount equal to $259,873.38 which, on an annual basis, is equal to $20.50 per rentable square foot. Such rent and all rent to be paid on a monthly basis for the use of the Premises under this Section 7a.(iii) shall constitute "Base Rent" and, notwithstanding the definition of "Rent" contained in Section 7a.(ii) of this Lease, "Rent" shall mean collectively the Base Rent, Additional Rent and all other sums to be paid by Tenant hereunder." Accordingly, Exhibit E attached to the Original Lease is hereby amended by deleting the portion thereof relating to Renewal Term(s) and inserting in its place for such portion the Exhibit E -- Renewal Terms as set forth on Exhibit B to this Extension;

              (4) Section 7b.(i) of the Original Lease is hereby deleted in its entirety and the following is inserted in its place: "Tenant (i) shall pay Landlord monthly the Excess Cost of Electricity, as defined below; (ii) shall be billed for such Excess Cost of Electricity by Landlord monthly, based upon Landlord's reasonable estimate of the annual cost of electrical service to the Development using historical costs and other relevant information; and (iii) agrees to pay each bill promptly in accordance with its terms. "Excess Cost of Electricity" shall mean, for the particular billing period, (x) the cost of electrical service to the Development including, without limitation, the cost of electrical service to the Premises, common areas and any service inspection therefor, whether or not such electrical service was required during business or non-business hours, such business hours being set forth in paragraph 13 of the Rules and Regulations, less (y) (i) $76,061 for the billing period consisting of first three month of the Initial Renewal Term (October, November and December of 2000), (ii) $228,182, for each of the billing periods consisting of the calendar year 2001 and of the calendar year 2002, and (iii) $171,137 for the billing period consisting of the final nine months of the Initial Renewal Term (January through September of 2003). To the extent such costs in a particular billing period are less than the amounts set forth in clause (y), Tenant shall not earn any credit nor claim or seek any offset, credit or remuneration therefor. The reconciliation of the actual cost of electrical service to the Development and Landlord's estimate thereof of the Excess Cost of Electricity shall be performed in the manner described in Section 7c. hereof with respect to the Operating Expenses. The cost for electrical service for the Development shall not be included as an Operating Expense notwithstanding references thereto in Section 7b.(ii) hereof.";

              (5) Section 7b.(ii) of the Original Lease is hereby amended by (i) deleting the first three sentences thereof and inserting in their place: "For each calendar year within which falls any part of the Term commencing after the calendar year 2000, Tenant shall pay to Landlord 100% of the excess if any, in Operating Expenses for such year for the Development over the Operating Expenses for the calendar year 2000 (the "Base Operating Expenses"), and (ii) deleting within the definition of "Operating Expenses" contained therein the clause, "and adjusted to reflect a 95% occupied Development (which, upon the leasing by Tenant of the entire Development, will be adjusted to reflect a 100% occupied Development)". Operating Expenses for October, November and December of 2000 only shall be paid by Landlord and Tenant shall have no liability therefor, but Tenant shall remain obligated under the Primary Term of the Lease for payment of increases in Operating Expenses through and including September of 2000.

              (6) Section 7d. of the Original Lease is hereby amended by deleting the paragraph set forth therein in its entirety and inserting in its place the following: "All Controllable Operating Expenses shall be capped at cumulative increases of 5% per annum from the Controllable Operating Expenses for the calendar year 2000. "Controllable Operating Expenses" means all Operating Expenses except the following Operating Expenses: real estate taxes (and/or such other taxes or assessments set forth above in Section 7b.(ii)(v) other than those contained in the proviso contained in such clause (v)), assessments, dues and fees charged by applicable owners' associations, water and sewer charges, other utility charges (except the cost of electrical service which is payable by Tenant pursuant to Section 7b.(i) and is not an Operating Expense) and insurance.

              4.   Representations and Warranties; Covenants.

              (a) Tenant represents and warrants that (i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) it has all corporate power and authority to execute, deliver and perform this Extension; (iii) the execution, delivery and performance by Tenant of this Extension have been duly authorized by all requisite action; (iv) this Extension, upon execution and delivery by the person executing this Extension, shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; (v) no consents, authorizations or approvals are necessary for the execution, delivery or performance of this Extension; (vi) it has had no dealings with any real estate broker or agents in connection with the negotiation of this Extension other than TAG Realty Management, Inc. and The Staubach Company; (vii) it has accepted and occupied all of the Premises and Development and its Tenant's Proportionate Share is equal to 100%; and (viii) has exercised or waived all of the expansion and extension options set forth in Sections 29a. and 29b. of the Original Lease.

              (b) Landlord represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) it has all power and authority to execute, deliver and perform this Extension; (iii) the execution, delivery and performance by Landlord of this Extension have been duly authorized by all requisite action; (iv) this Extension, upon execution and delivery by the person executing this Extension, shall constitute the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms; (v) no consents, authorizations or approvals are necessary for the execution, delivery or performance of this Extension; and (vi) it has had no dealings with any real estate broker or agents in connection with the negotiation of this Extension other than TAG Realty Management, Inc. and The Staubach Company. Landlord will pay TAG Realty Management, Inc. and The Staubach Company their commissions pursuant to one or more separate agreements.


              5.   Deferred Maintenance. In consideration for the thirty-six
(36) month extension of the Term of the Original Lease pursuant to this Extension, Landlord agrees to commence upon execution and delivery hereof and diligently pursue completion, at its sole cost and expense, the deferred maintenance projects with respect to the Development set forth on Exhibit A to this Extension. Landlord agrees to complete such projects, other than punch-list items, on or before the Expiration Date.

              6. Effectiveness. The extension of the Original Lease, and the other modifications to the Original Lease as contemplated hereby, set forth in paragraph 3 of this Extension and other transactions contemplated hereby other than the payments by Landlord referenced in paragraph 4(b) hereof, shall be effective upon the First Renewal Term Commencement Date so long as the conditions set forth in paragraph 2 hereof have been fully satisfied.

              7. Miscellaneous. This Extension (a) shall be governed by and construed in accordance with the laws of the State of Texas; and (b) may be signed in one or more counterparts, each of which shall be an original and all of such counterparts taken together shall constitute but one and the same instrument. Upon execution and delivery hereof, this Extension shall amend, supplement and become a part of the Original Lease. The Original Lease, supplemented and amended by this Extension, is hereby ratified and confirmed by Tenant and Landlord in all respects. Upon execution and delivery hereof, this Extension, together with the Original Lease, shall constitute the entire agreement between the parties hereto notwithstanding any oral or written communications to the contrary.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Extension to be duly executed an delivered as of the date first above written.

                                      GTE DIRECTORIES CORPORATION,
                                          as Tenant



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      CORPORATE REALTY INCOME FUND I, L.P.,
                                           as Landlord



                                      By:
                                         ---------------------------------------
                                         Robert F. Gossett, Jr.
                                         General Partner

                                    Exhibit A

                          Deferred Maintenance Projects

INTERIOR:

o   Perform lighting improvements in restrooms
o   Replace toilet tissue and paper towel dispensers
o   Repair restroom lavatories where cracked and rusted
o   Paint/repair restroom partitions where needed
o   Replace and upgrade locks on restroom partitions as needed
o   Paint urinal screening partitions and install stainless steel plates
o Correct remainder of water leaks throughout the building and repair damaged areas
o   Replace large mirror in the lobby (mirror chipped)
o   Perform miscellaneous painting in selected hallways and office areas
o   Clean and touch up doors to offices and restrooms
o   Replace fire alarm system

EXTERIOR:

o   Repair sidewalks: sunken areas, major cracks, and concrete surface defects
o Repair curbs and gutters: sunken areas, major cracks, and concrete surface defects
o   Repair parking lot: sunken areas, major cracks, and concrete surface defects
o   Provide additional lighting for west side parking lot
o   Replace tile at visitors' entrance, east side
o   Upgrade turf appearance to include removal of Dalasgrass, weeds and clover
o   Upgrade irrigation system to include 100 percent overlapping coverage

                             Exhibit B to Extension

                                   Exhibit E -
                                  Renewal Terms

           Installment Date                     Rate (per square foot                Monthly Base Rent
           ----------------                           per annum)                        Installment
                                                ---------------------                -----------------
October 1, 2000 and the first day of                    $20.50                          $259,873.38
each month thereafter through and
including September 1, 2003

October 1, 2003 and the first day of           Fair Market Rental Value          Fair Market Rental Value of the
each month thereafter through and                                                    Premises divided by 12.
including the sixtieth (60th) month of
such Renewal Term

The first day of the first month of            Fair Market Rental Value          Fair Market Rental Value of the
the second sixty (60) month Renewal                                                  Premises divided by 12.
Term and the first day of each month
thereafter through and including the
sixtieth (60th) month of such Renewal
Term.